Exhibit 10.41

AMENDMENT NUMBER 3 TO MANUFACTURE, LICENSE AND DISTRIBUTION

AGREEMENT

This Amendment Number 3 to the Manufacture, License and Distribution Agreement by and between Perrigo Company of South Carolina, Inc. (“Perrigo”), and SCOLR Pharma, Inc. (“SCOLR”) dated October 20, 2005, as amended by Amendment Number 1 dated November 14, 2008 and Amendment Number 2 dated April 24, 2009 (the “Agreement”) is dated as of January 4, 2010 and effective as of January 1, 2010 (the “Amendment Effective Date”).

WHEREAS, the parties wish to amend the Agreement to permit Perrigo to be able to more competitively market the Products.

The parties hereby agree as follows:

1. The following definition is hereby added to Section 1:

“Modified Net Profits” of a particular Product means, for any applicable period of calculation, the Net Sales of the Product during that period less the sum of: (a) Perrigo’s fully absorbed costs to manufacture and package the Product included in those Net Sales; (b) any obsolescence costs incurred by Perrigo during such period that Product; and (c) if any Product included in those Net Sales is manufactured or packaged for Perrigo by a third party that is not an Affiliate of Perrigo, any amounts payable to that third party for such manufacture or packaging to the extent such amount is not included in subpart (a) above, and all as determined in accordance with generally accepted accounting principles (in the U.S.) consistently applied.

2. Section 2.2 is modified so that Perrigo’s exclusivity rights granted thereunder shall not apply to the following Products:

Sodium Free Glucosamine Chondroitin

Glucosamine 750 mg “Triple Strength”

Glucosamine/Chondroitin/MSM

For the avoidance of any doubt, this Amendment shall not affect Perrigo’s exclusivity rights in any other Product.

3. The first sentence of Section 3.1 is hereby amended and restated in its entirety to read as follows:

Commencing on the Amendment Effective Date and continuing thereafter during the Term of this Agreement, Perrigo will pay SCOLR Pharma in the manner described below a royalty on Perrigo’s sales of each Product in the amount equal to twenty (20%) of Perrigo’s Modified Net Profits of the Product.

4. Section 5.1 is hereby deleted in its entirety:

5. Except as specifically set forth herein, the Agreement, as amended by Amendment Number 1 and Amendment Number 2, shall continue in full force and effect in accordance with its terms. Unless otherwise defined, capitalized terms used in this Amendment shall have the meanings assigned in the Agreement.

The parties have executed this Amendment Number 3 to the Manufacture, License and Distribution Agreement as of January 4, 2010.

PERRIGO COMPANY OF SOUTH CAROLINA, INC.

By:	/s/ Tom Zimmerman
Name:	Tom Zimmerman
Title:	VP General Manager, Nutrition
SCOLR PHARMA, INC.

By:	/s/ Stephen Turner
Name:	Stephen Turner
Title:	President & CEO